SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
TELEDYNE TECHNOLOGIES INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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Supplement dated April 15, 2015 to the Proxy Statement dated March 5, 2015

Teledyne Technologies Incorporated (the “Company”) is filing the additional material contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the upcoming 2015 Annual Meeting of Stockholders to be held on April 22, 2015 (the “Annual Meeting”).

On April 14, 2015, following a competitive process to determine the Company’s registered public accounting from to audit the Company’s consolidated financial statements for the 2015 fiscal year, the Company dismissed its independent registered public accounting firm, Ernst & Young, LLP (“E&Y”) and engaged Deloitte & Touche LLP ("D&T") as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 27, 2015.
The Company filed a Current Report on Form 8-K on April 15, 2015 (the “Form 8-K”) in connection with the dismissal of E&Y as the Company’s independent registered public accounting firm and the engagement of D&T, and provided E&Y with a copy of the disclosures in the 8-K. As disclosed in the Form 8-K, no audit report of E&Y on the Company’s consolidated financial statements for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and subsequent interim period preceding E&Y’s dismissal, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report.
The Company also requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in the Form 8-K, and if, not, stating the respects in which it does not agree. A copy of the letter, dated April 14, 2015, was attached as Exhibit 16.1 to the Form 8-K.
As a result of the foregoing, at the Annual Meeting on April 22, 2015, the Company intends to withdraw Item 2 from the meeting agenda. Item 2 requests the stockholders of the Company to ratify the appointment of E&Y as the independent registered public accounting firm of the Company for the Company’s 2015 fiscal year ending December 27, 2015. The Company does not intend to submit any other proposal for ratification with respect to the appointment of auditors at the upcoming Annual Meeting. In conjunction with the Annual Meeting to be held in 2016, the Company intends to ask stockholders to ratify the appointment of D&T as the Company's independent registered public accounting firm to audit the Company's financial statements.
You should note the following:

•	We will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the expected withdrawal of Item 2.

•	Proxy cards or voting instructions already received with direction on Item 2 will not be voted on Item 2 if, as expected, the agenda item is withdrawn.

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Proxy cards or voting instructions received and providing direction on the remaining agenda items to be considered at the Annual Meeting (Item 1 (Election of Directors) and Item 3 (Advisory Resolution on Executive Compensation)) will remain valid and in effect, and will be voted as directed.

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If you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining agenda items.

Your vote regarding the remaining agenda items is important. Please vote on these remaining items as described in the Notice of Internet Availability of Proxy Materials previously mailed to you on or about March 11, 2015, the Proxy Statement, dated March 5, 2015, and the proxy card accompanying the Proxy Statement, copies of which are available at www.envisionreports.com/tdy.